ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)
Form 205 Revised July 1, 2002
Filing Fee:  $25.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us


Pursuant to Section 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.   The name of the corporation is:  Lexington Barron Technologies, Inc.
                                      -----------------------------------
     (If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date of the following amendment(s) to the Articles of Incorporation was adopted: 06/30/03
                   --------

3.   The text of each amendment adopted (include attachment if additional space
     needed):   See Exhibit A (attached)
                ------------------------

4.   If changing the corporation name, the new name of the corporation is:

     ---------------------------------------------------------------------

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
                       -------------------------------------------------------

6.   Indicate manner in which amendment(s) was adopted (mark only one):

     ____ No shares have been issued or Directors elected - Adopted by Incorporator(s)

     ____ No shares have been issued but Directors have been elected - Adopted by the board of directors

     ____ Shares have been issued but shareholder action was not required - Adopted by the board of directors

     __X_ The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing) ______________ (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

     Phillip Kilgore, Lexington Barron Technologies,
     -----------------------------------------------------------
     102 S. Tejon Street, Suite 1100, Colorado Springs, CO 80903
     -----------------------------------------------------------

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: email ____________________ Website ___________________
The Colorado Secretary of State may contact the following authorized person regarding this document:
name  Phillip Kilgore                     address   same as above
     --------------------------                     -----------------------
voice  (719) 351-7910            fax                      email
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

EXHIBIT A

                            ARTICLES OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                       OF
                      LEXINGTON BARRON TECHNOLOGIES, INC.
                             A COLORADO CORPORATION

The undersigned corporation, pursuant to Section 7-110-106, Colorado Business Corporation Act, delivers these Articles of Amendment to its Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1.   The name of the corporation is:   Lexington Barron Technologies, Inc.

2. The following amendment to the Articles of Incorporation was adopted on November 1, 2003:

3. Section 2 of Article III is hereby deleted and replaced in its entirety by the following:

                                  ARTICLE III
                                 SHARES ISSUED

SECTION 2. The total number of Authorized shares are one hundred ten million (110,000,000) consisting of 100,000,000 Shares of Type A Common Stock and 10,000,000 Shares of Type B Preferred Stock. Type B Shares will have such preferences, limitations and relative rights as the Board of Directors may establish.

4. That the Board of Directors of Lexington Barron Technologies, Inc. has approved a proposal duly amending the Articles of Incorporation of said corporation. Such amendment was adopted by a majority vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 1st day of November 2003.

/s/ Phillip Kilgore
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Phillip Kilgore, Chairman and Chief Executive Officer


/s/ David A. Goller
------------------------------------
David A. Goller, Secretary and Director


/s/ Jeffrey Neal
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Jeffrey Neal, Vice President and Director